UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 9, 2006

Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168
(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300, Auburn Hills, Michigan	48326
(Address of Principal Executive Offices)	(Zip Code)

(248) 340-9090

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 9, 2006, the Board of Directors of Champion Enterprises, Inc. (the “Company”) elected Thomas A. Madden, retired executive vice president and chief financial officer of Ingram Micro Inc., and David S. Weiss, former executive vice president and chief financial officer of Beazer Homes USA, Inc., as new directors, effective on March 17, 2006. Messrs. Madden and Weiss will each be proposed to the shareholders at the 2006 Annual Meeting of Shareholders for election as a director. Mr. Madden has been appointed to the Audit and Financial Resources Committee and Mr. Weiss has been appointed to the Compensation and Human Resources Committee. There were no arrangements or understandings between either Mr. Madden or Mr. Weiss and any other persons pursuant to which either Mr. Madden or Mr. Weiss was selected as a director and there are no related party transactions between either Mr. Madden or Mr. Weiss and the Company. A copy of the press release announcing the elections of Messrs. Madden and Weiss is attached hereto as Exhibit 99.1 and is incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press Release dated March 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.

By:	/s/ John J. Collins, Jr.
John J. Collins, Jr., Senior Vice President, General Counsel and Secretary

Date: March 13, 2006

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated March 9, 2006.